Exhibit 99.3

[CIT Logo]

                              Investor Contact:  Valerie L. Gerard
                                                 Senior Vice President
                                                 Investor Relations
                                                 CIT Group Inc.
                                                 973.422.3284

                              Media Contact:     Christopher J. Hardwick
                                                 Vice President
                                                 External Communications and
                                                 Media Relations
                                                 CIT Group Inc.
                                                 973.597.2095


            CIT ANNOUNCES QUARTERLY DIVIDEND FOR FOURTH QUARTER 2004

New York, NY, January 18, 2005 - CIT Group Inc. (NYSE: CIT) today announced that its Board of Directors has declared a regular quarterly cash dividend of $.13 per share, payable on February 28, 2005 to shareholders of record on February 15, 2005.

About CIT

CIT Group Inc. (NYSE: CIT), a leading commercial and consumer finance company, provides clients with financing and leasing products and advisory services. Founded in 1908, CIT has approximately $50 billion in assets under management and possesses the financial resources, industry expertise and product knowledge to serve the needs of clients across approximately 30 industries. CIT, a Fortune 500 company and a component of the S&P 500 Index, holds leading positions in vendor financing, factoring, equipment and transportation financing, Small Business Administration loans, and asset-based lending. CIT, with its principal offices in Livingston, New Jersey and New York City, has approximately 6,000 employees in locations throughout North America, Europe, Latin and South America, and the Pacific Rim. For more information, visit www.cit.com

                                      # # #